       As filed with the Securities and Exchange Commission on May 20, 1998
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           ---------------------------

                             TRANSMEDIA NETWORK INC.
             (Exact name of registrant as specified in its charter)
                           ---------------------------

             Delaware                              11900 Biscayne Boulevard                        84-6028875
   (State or other jurisdiction                   North Miami, Florida 33181                    (I.R.S. Employer
of incorporation or organization)                       (305) 892-3300                       Identification Number)


               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                           ---------------------------

                                  Melvin Chasen
                      President and Chief Executive Officer
                             Transmedia Network Inc.
                            11900 Biscayne Boulevard
                           North Miami, Florida 33181
                                 (305) 892-3300
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                           ---------------------------

                                   Copies to:
                            Stephen P. Farrell, Esq.
                           Morgan, Lewis & Bockius LLP
                                 101 Park Avenue
                            New York, New York 10178
                                 (212) 309-6000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with a dividend or interest reinvestment plan, check the following box. /X/

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           ---------------------------


                         CALCULATION OF REGISTRATION FEE

                                                          Proposed Maximum     Proposed Maximum     Amount of
  Title of Each Class Of                    Amount To Be      Offering        Aggregate Offering  Registration
Securities To Be Registered                  Registered   Price Per Share(1)       Price (2)           Fee
--------------------------------------------------------------------------------------------------------------
Common Stock, par value $.02 per share...    3,720,509         6.875            $25,578,499          $10,024
                                               400,000         6.00(2)            2,400,000
                                               400,000         7.00(2)            2,800,000
                                               400,000         8.00(2)            3,200,000

(1) Estimated solely for purposes of calculating the registration fee.
(2) Estimated pursuant to Rule 457(g).

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

--------------------------------------------------------------------------------

                                4,920,509 Shares


                             TRANSMEDIA NETWORK INC.


                                  Common Stock


                           ---------------------------

     This Prospectus relates to the offer and sale of up to 4,920,509 shares of Common Stock, par value $.02 per share, of Transmedia Network Inc. All of the Common Stock offered hereby may be sold from time to time by and for the accounts of the selling stockholders named in this Prospectus (the "Selling Stockholders"). See "Selling Stockholders". The Company will receive none of the proceeds from such sales. The Company will pay all expenses in connection with this registration, other than the fees, discounts or commissions of any broker or dealer that participates in the distribution of the Common Stock offered hereby.

     The Selling Stockholders and any brokers or dealers that participate in the distribution of the Common Stock offered hereby may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), and any commission or profit on the resale of shares received by such brokers or dealers may be deemed to be underwriting commissions and discounts under the 1933 Act. Upon the Company's being notified by a Selling Stockholder that any material arrangement has been entered into with a broker or dealer for the sale of shares through a secondary distribution, or a purchase by a broker or dealer, a supplement to this Prospectus will be filed, if required, disclosing among other things the names of such broker or dealer, the number of shares involved, the price at which such shares are being sold and the commissions payable or the discounts or concessions allowable to such broker or dealer.

     The Common Stock is listed on the New York Stock Exchange (Symbol: TMN). On May 19, 1998, the last reported sale price of the Common Stock as quoted on the New York Stock Exchange was 6.375 per share.


                           ---------------------------


    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.

                   The date of this Prospectus is May 20, 1998

     No person has been authorized to give any information or to make any representation other than those contained in, or incorporated by reference into, this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Stockholder. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities by anyone, in any state in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any state, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the information herein or the affairs of the Company since the date hereof.

                              AVAILABLE INFORMATION

     A registration statement on Form S-3 in respect of the Common Stock offered by this Prospectus (the "Registration Statement") has been filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C. 20549, under the 1933 Act. This Prospectus does not contain all of the information contained in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. Accordingly, additional information concerning the Company and such securities can be found in the Registration Statement, including various exhibits thereto, which may be inspected at the Public Reference Section of the Commission.

     The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports and other information with the Commission. Reports, proxy and information statements, and other information filed by the Company with the Commission may be inspected and copied, at prescribed rates, during normal business hours at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Offices of the Commission: Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can also be obtained from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a website that contains reports, proxy and information statements and other information regarding reporting companies under the 1934 Act at http://www.sec.gov.

     The Common Stock is listed on the New York Stock Exchange. Copies of the Company's reports, proxy and information statements and other information can also be inspected at the New York Stock Exchange.

                       DOCUMENTS INCORPORATED BY REFERENCE

     The following documents are incorporated by reference into this Prospectus:


         1. The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997 (filed with the Commission on December 16, 1997), as amended by Form 10-K/A1 (filed with the Commission on January 28, 1998) and by Form 10-K/A2 (filed with the Commission on February 10, 1998);

         2. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1997 (filed with the Commission on February 13, 1998);

         3. The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998 (filed with the Commission on May 15, 1998);

         4. The Company's Current Reports on Form 8-K dated November 6, 1997 (filed with the Commission on November 17, 1997), dated December 29, 1997 (filed with the Commission on January 12, 1998), and dated March 3, 1998 (filed with the Commission on March 17, 1998); and

         5. The description of the Company's Common Stock registered under the 1934 Act contained in the Company's Registration Statement on Form 8-A (filed with the Commission on June 4, 1995).

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of this offering, shall be deemed to be incorporated by reference into this Prospectus.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon request, a copy of any or all of the foregoing documents incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to Transmedia Network Inc., 11900 Biscayne Boulevard, North Miami, Florida 33181, telephone: (305) 892-3306,
Attention: Secretary.

                                 THE COMPANY

     Transmedia Network Inc. (the "Company") is a marketing company that selectively issues the TRANSMEDIA(R) Card which is designed to provide its members with a convenient way to save on the purchase of quality products and services. Individual and business members accrue savings from a menu of purchase options, the benefits of which may be utilized in a variety of ways. Initially created to provide the membership with savings at restaurants, the program has been expanded to include hotels and resorts, travel and a host of other leisure time activities. Additionally, the Company offers access to discount long distance telephone service and discount programs for the purchase of merchandise from selected retailers.

     The Company's operations are transaction driven. Through the advance purchase at wholesale of "rights-to-receive" from merchants by its sales force, the Company is able to resell the credits to its cardmembers at savings from retail prices. The Company earns additional commission income by offering its growing value-and savings-oriented membership with an array of other goods and services. In addition, merchants enjoy the ability of analyzing results from the co-marketing programs.

     The Company has recently introduced Transmedia Travel, an exclusive cardmember booking service, through an affiliation with a major travel agency. Cardmembers may now book various prepaid packaged vacations such as cruises, tours, all-inclusive resorts, charter vacations and sports holidays and earn dining credits (redeemable through use of the Transmedia Card) equal to 10% of the cost of the vacation.

     The Company derives income from franchising and licensing. The Transmedia Card and related proprietary rights and know-how, including rights to solicit restaurants, hotels, resorts and motels and acquire food, beverage and lodging credits, in the United States. The Company also receives revenue from licensing The Transmedia Card and related proprietary rights and know-how outside the United States.

     The Company's principal executive offices are located at 11900 Biscayne Boulevard, North Miami, Florida 33181 and its telephone number is (305) 892-3300.

                                    PROCEEDS

     The Company will not receive any of the proceeds from the sale of the shares by the Selling Stockholders.

                              SELLING STOCKHOLDERS

     An aggregate of 4,920,509 shares of Common Stock may be offered and sold pursuant to this Prospectus. Of the total shares offered hereby, an aggregate of 3,700,000 shares of Common Stock (including 1,200,000 shares underlying warrants to purchase Common Stock) were acquired directly from the Company in connection with the investment by EGI-Transmedia Investors, L.L.C. ("EGI"), Samstock, L.L.C. ("Samstock") and Halmostock Limited Partnership ("Halmostock"). EGI, Samstock and Halmostock are parties to agreements which affect the voting of these shares. Those agreements are exhibits to the Company's Current Report on Form 8-K, dated March 3, 1998, and filed with the Commission on March 17, 1998 (the "8-K"). Subsequently, on March 3, 1998, Robert M. Steiner, as trustee under declaration of trust dated March 9, 1983, as amended, establishing the Robert M. Steiner Revocable Trust, purchased from Samstock and Halmostock an aggregate of 69,560 shares of Common Stock (including 22,560 shares of Common Stock which may be acquired upon the exercise of outstanding warrants). An additional 170,000 shares of the Common Stock which may be offered and sold hereunder were acquired by East American Trading Company ("EAT") pursuant to a purchase agreement dated December 15, 1997 relating to the repurchase by the Company of a franchise in South Carolina and North Carolina. These shares may be distributed by EAT to its stockholders who may then seek to dispose of them. In such event, this Prospectus will be supplemented or amended to cover resales of those shares and such amendment will identify those persons selling Common Stock and the number of shares to be so sold. The remaining 1,050,509 shares of Common Stock which may be offered and sold hereunder are beneficially owned by Melvin Chasen and Iris Chasen (together, "Chasen"). Pursuant to an Amended and Restated Agreement Among Stockholders (the "Stockholders Agreement"), dated as of March 3, 1998, among Samstock, EGI, the Company and Chasen, Chasen granted Samstock and EGI a proxy to vote their shares, a right of first refusal on public or private sales of their shares, and a right to be forced to sell their shares in the event of certain sales by Samstock and EGI, subject to certain conditions. Such rights may affect the marketability of such shares. The Stockholders Agreement is an exhibit to the 8-K.

     The following table shows as to each Selling Stockholder (i) the number and percentage of shares of the outstanding Common Stock of the Company owned as of May 1, 1998; (ii) the number of such shares which may be sold for the account of each Selling Stockholder; and (iii) the number and percentage of such shares that will be owned by each Selling Stockholder assuming the sale of all shares offered hereby. The following information is based upon 12,801,665 shares of Common Stock outstanding as of May 1, 1998.




                                                   Shares Owned           Shares Which          Shares Owned
                                                    Before Sale            May be Sold           Before Sale
                                              -----------------------    --------------    -----------------------
          Selling Stockholder                   Number       Percent          Number         Number       Percent
          -------------------                 ---------     ---------    --------------    ---------     ---------

EGI-Transmedia Investors, L.L.C.               476,647(1)     3.7%           476,647             0             *
   c/o Samstock, L.L.C.
   Two North Riverside Plaza
   Chicago, Illinois 60606

Samstock, L.L.C.                             2,641,261(2)    19.3%         2,641,261             0             *
   Two North Riverside Plaza
   Chicago, Illinois 60606

Halmostock Limited Partnership                 592,715(3)     4.6%           512,532        90,000             *
   21 West Las Olas Blvd.
   Ft. Lauderdale, FL 33301

Robert M. Steiner, as trustee under the         69,560(4)      *              69,560             0             *
Robert M. Steiner Revocable Trust
   64 East Elm Street
   Chicago, Illinois 60611

                                       -5-



East American Trading Company                  170,000        1.6%           170,000             0             *
   4733 Dwight Evans Road
   Charlotte, North Carolina 28217

Melvin and Iris Chasen,                      1,050,509(5)     8.2%         1,050,509             0             *
   c/o Transmedia Network Inc.
   11900  Biscayne Boulevard,
   Miami, Florida 33181

---------------------------
*  Represents less than one percent.

(1) Includes 154,588 shares of Common Stock which may be acquired upon exercise of outstanding warrants at exercise prices in equal parts at $6.00 per share, $7.00 per share, and $8.00 per share, which warrants expire on March

     3, 2003.

(2) Includes 856,625 shares of Common Stock which may be acquired upon exercise of outstanding warrants at exercise prices in equal parts at $6.00 per share, $7.00 per share, and $8.00 per share, which warrants expire on March 3, 2003.

(3) Includes 166,227 shares of Common Stock which may be acquired upon exercise of outstanding warrants at exercise prices in equal parts at $6.00 per share, $7.00 per share, and $8.00 per share, which warrants expire on March 3, 2003.

(4) Includes 22,560 shares of Common Stock which may be acquired upon exercise of outstanding warrants at exercise prices in equal parts at $6.00 per share, $7.00 per share, and $8.00 per share, which warrants expire on March 3, 2003.

(5) Includes (i) 710,131 shares of Common Stock held by Melvin Chasen, (ii) 200,778 shares of Common Stock held by Iris Chasen, and (iii) 139,600 shares of Common Stock held by a family partnership jointly controlled by Melvin Chasen and Iris Chasen.


     Over the past three years, East American Trading has been a franchisee of the Company in the States of North Carolina, South Carolina, Georgia and a portion of Tennessee. Prior to its acquisition by the Company, East American Trading paid royalties to the Company under the terms of a franchise agreement.

     F. Philip Handy and Rod F. Dammeyer, who are managing directors of Equity Group Investments, Inc., an affiliate of each of EGI-Transmedia Investors, L.L.C. and Samstock, L.L.C., are, respectively, the Chairman of the Board of Directors and a director of the Company.

     On February 11, 1998, the Company entered into a letter agreement with Reunion Group, Inc. ("Reunion"), an affiliate of Halmostock Limited Partnership pursuant to which Reunion will provide consulting services to the Company.

                              PLAN OF DISTRIBUTION

     Sales of the Shares may be made from time to time by the Selling Stockholders, or, subject to applicable law, by pledgees, donees, distributees, transferees or other successors in interest. Such sales may be made on the New York Stock Exchange, in the over-the-counter market, or on another national securities exchange (any of which may involve crosses and block transactions), or in privately negotiated transactions or otherwise at prices and on terms then prevailing or at prices related to the then current market price, or at privately negotiated prices. In addition, any Shares covered by this Prospectus which qualify for sale pursuant to Section 4(1) of the 1933 Act or Rule 144 promulgated thereunder may be sold thereunder rather than pursuant to this Prospectus. Without limiting the generality of the foregoing, the Shares may be sold in one or more of the following types of transactions: (a) a block trade in which the broker-dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; (d) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (e) face-to-face transactions between sellers and purchasers without a broker-dealer. In effecting sales, a broker or dealer engaged by a Selling Stockholder may arrange for other brokers or dealers to participate in the sale.

     In connection with distributions of the Shares or otherwise, a Selling Stockholder may enter into hedging transactions with a broker-dealer. In connection with such a transaction, a broker-dealer may engage in short sales of Shares registered hereunder in the course of hedging the positions they assume with the Selling Stockholder. The Selling Stockholder may also sell Shares short and deliver the Shares to close out such short positions. The Selling Stockholder may also enter into an option or other transaction with a broker-dealer which requires the delivery to the broker-dealer of Shares registered hereunder, which the broker-dealer may resell pursuant to this Prospectus. A Selling Stockholder may also pledge Shares registered hereunder to a broker or dealer and upon a default, the broker or dealer may effect sales of the pledged Shares pursuant to this Prospectus.

     A broker-dealer or agents may receive compensation in the form of commissions, discounts or concessions from a Selling Stockholder in amounts to be negotiated in connection with the sale. The broker-dealer and any other participating broker-dealer may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and any such commission, discount or concession may be deemed to be underwriting discounts or commissions under the 1933 Act.

     Information as to whether an underwriter selected by a Selling Stockholder, or any other broker-dealer, is acting as principal or agent for the Selling Stockholder, the compensation to be received by an underwriter selected by a Selling Stockholder, or any broker-dealer, for acting as principal or agent for an Selling Stockholder, and the compensation to be received by any other broker-dealer, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions will, to the extent required, be set forth in a supplement to this Prospectus. Any broker or dealer participating in any distribution of the Shares may be required to deliver a copy of this Prospectus, including any prospectus supplement to any person who purchases any Shares from or through such a broker-dealer.

     The Company has advised the Selling Stockholders that during such time as they may be engaged in a distribution of the Shares included herein, they are required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes any Selling Stockholder, any affiliated purchaser and any broker-dealer or other person who participates in such a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the Common Stock.

     It is anticipated that the Selling Stockholders will offer all of the Shares for sale. Further, because it is possible that a significant number of Shares could be sold at the same time hereunder, such sales, or the possibility thereof, may have a depressive effect on the market price of the Company's Common Stock.

                                     EXPERTS

     The financial statements and supplemental schedules of the Company and its consolidated subsidiaries as of September 30, 1997 and 1996 and for each of the years in the three year period ended September 30, 1997 have been audited by KPMG Peat Marwick LLP, independent auditors whose reports are incorporated herein by reference. These financial statements and supplemental schedules are incorporated herein by reference in reliance upon the reports of such independent certified public accountants given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

     The validity of the shares of Common Stock offered hereby is being passed upon by Morgan, Lewis & Bockius LLP, New York, New York, counsel to the Company.

                                  Exhibit Index


Exhibit No.                         Description
-----------                         -----------
 4.1  -   Certificate of Incorporation of the Company, as amended. (1)
 4.2  -   Certificate of Amendment to the Certificate of Incorporation of the Company. (2)
 4.3  -   Certificate of Amendment to the Certificate of Incorporation of the Company as filed with the Delaware Secretary of State on March 22, 1994. (3)
 4.4  -   Certificate of Amendment to the Certificate of Incorporation of the Company as filed with the Delaware Secretary of State on March 3, 1998. (4)
 4.5  -   By-Laws of the Company, as amended and restated as of March 3, 1998. (4)
 4.6  -   Amended and Restated Investment Agreement dated March 3, 1998 among the Company, Samstock, L.L.C.,
          EGI-Transmedia Investors, L.L.C. and Halmostock Limited Partnership. (4)
 4.7  -   Purchase Agreement dated as of December 15, 1997 between the Company and East American Trading Company.
 5.1  -   Opinion of Morgan, Lewis & Bockius LLP.
23.1  -   Consent of KPMG Peat Marwick LLP.
23.3  -   Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).
24.1  -   Powers of Attorney (included in page II-5 of the Registration Statement).

---------------

(1) Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1988 and incorporated by reference thereto.

(2) Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1993 and incorporated by reference thereto.

(3) Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1994 and incorporated by reference thereto.

(4) Previously filed as an exhibit to the Company's Current Report on Form 8-K dated March 3, 1998 (filed with the Commission on March 17, 1998), and incorporated by reference thereto.

================================================================================

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this Prospectus or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this Prospectus nor any sale made thereunder shall, under any circumstances, create any implication that the information contained herein or therein is correct as of any time subsequent to the date of such information.


                                TABLE OF CONTENTS

                                   PROSPECTUS
                                                               Page
                                                               ----

AVAILABLE INFORMATION.............................................3

DOCUMENTS INCORPORATED BY REFERENCE...............................3

THE COMPANY.......................................................4

PROCEEDS..........................................................4

SELLING STOCKHOLDERS..............................................5

PLAN OF DISTRIBUTION..............................................6

EXPERTS...........................................................7

LEGAL MATTERS.....................................................7


                            -------------------------


                             TRANSMEDIA NETWORK INC.



                        4,920,509 Shares of Common Stock


                            -------------------------
                                   PROSPECTUS
                            -------------------------


                                  MAY 20, 1998


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     Expenses to be borne by the Company in connection with the registration and distribution of the Common Stock being registered, other than the commissions paid or the discounts or concessions allowed to brokers or dealers, are as follows:


         SEC registration fee                   $10,024
         Legal fees and expenses                $ 5,000*
         Accounting fees and expenses           $ 1,000*
         Reproduction expenses                  $   700*
         Miscellaneous                          $   276*
                                                -------
             Total                              $17,000

----------------------

*  Estimated


Item 15.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law provides that each corporation incorporated thereunder, such as the Company, may indemnify any person who was or is a party or is threatened to be a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or serving another corporation at the request of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Lack of good faith is not to be presumed from settlement. No indemnification is allowed in respect to any proceeding charging improper personal benefit to the officer or director in which such person was adjudged to be liable on the basis that personal benefit was improperly received. To the extent any such person succeeds on the merits or otherwise, he shall be indemnified against expenses (including attorneys' fees). A determination that the person to be indemnified meets the applicable standard of conduct, if not made by a court, is made by the Board of Directors by majority vote of a quorum consisting of directors not party to such action, suit or proceeding or, if a quorum is not obtainable or a disinterested quorum so directs, by independent legal counsel or by the stockholders. Expenses may be paid in advance upon receipt of undertakings to repay. A corporation may purchase indemnification insurance.


     Article 8 of the Company's Certificate of Incorporation provides that the Company's officers, directors, employees and agents acting in their official capacities are entitled, under certain conditions, to indemnification against liabilities and expenses.

     The Company also currently maintains a directors' and officers' liability insurance policy providing aggregate coverage in the maximum annual amount of $10 million, subject to certain deductibles and participation requirements, insuring the Company's officers and directors against certain liabilities and expenses incurred by such persons in such capacities. The maintenance of such insurance coverage is considered vital by the Company in attracting and retaining the services of qualified directors and officers. The Company, however, cannot be assured that its existing policy will be renewed upon expiration or that, if the policy is not renewed, the Company will be able to obtain similar insurance coverage elsewhere or that the cost thereof will not be prohibitively expensive.

     The Company has not entered into separate indemnification agreements with any of its officers or directors.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

     The Agreements between the Company and the Selling Stockholders (filed as Exhibits 4.6 and 4.7) provides that the Selling Stockholders and, under certain circumstances, persons participating as underwriters in the offering or sale of the Common Stock being registered will indemnify and hold harmless the Company and each director, officer and controlling person of the Company with respect to any statement or omission in the Registration Statement or the Prospectus based upon written information furnished to the Company by or on behalf of the Selling Stockholders or such underwriters, as the case may be, for inclusion therein.

Item 16.  Exhibits

     (a)  Exhibits:


 4.1    -   Certificate of Incorporation of the Company, as amended. (1)
 4.2    -   Certificate of Amendment to the Certificate of Incorporation of the Company. (2)
 4.3    -   Certificate of Amendment to the Certificate of Incorporation of the Company as filed with the Delaware Secretary of State on March 22, 1994. (3)
 4.4    -   Certificate of Amendment to the Certificate of Incorporation of the Company as filed with the Delaware Secretary of State on March 3, 1998. (4)
 4.5    -   By-Laws of the Company, as amended and restated as of March 3, 1998. (4)
 4.6    -   Amended and Restated Investment Agreement dated March 3, 1998 among the Company, Samstock, L.L.C.,

            EGI-Transmedia Investors, L.L.C. and Halmostock Limited Partnership. (4)
 4.7    -   Purchase Agreement dated as of December 15, 1997 between the Company and East American Trading
            Company.
 5.1    -   Opinion of Morgan, Lewis & Bockius LLP.
23.1    -   Consent of KPMG Peat Marwick LLP.
23.3    -   Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).
24.1    -   Powers of Attorney (included in page II-5 of the Registration Statement).

---------------

(1) Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1988 and incorporated by reference thereto.

(2) Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1993 and incorporated by reference thereto.

(3) Previously filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1994 and incorporated by reference thereto.

(4) Previously filed as an exhibit to the Company's Current Report on Form 8-K dated March 3, 1998 (filed with the Commission on March 17, 1998), and incorporated by reference thereto.


Item 17.  Undertakings.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

     (A) The undersigned hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;


         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Miami, State of Florida, on the 18th day of May, 1998.

                           TRANSMEDIA NETWORK INC.

                           By: /s/ Melvin Chasen
                               ----------------------------------------
                                Melvin Chasen
                                President and Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Melvin Chasen and Stephen E. Lerch, or any of them, each acting alone, his true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registrant's Registration Statement on Form S-3 under the Securities Act of 1933, including to sign the Registration Statement and any and all amendments or supplements to the Registration Statement, including any and all stickers and post-effective amendments to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and ever act and thing requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



          Signature                               Title                               Date
          ---------                               -----                               ----

----------------------              Chairman of the Board                     May   , 1998
F. Philip Handy


/s/ Melvin Chasen
---------------------------         President, Chief Executive Officer and    May 18, 1998
Melvin Chasen                       Director

                                    (Principal Executive Officer)


/s/ Stephen E. Lerch                Executive Vice President,                 May 18, 1998
---------------------------         Chief Financial Officer
Stephen E. Lerch                    (Principal Financial and Principal
                                    Accounting Officer)


/s/ Jack Africk
---------------------------         Director                                  May 18, 1998
Jack Africk


/s/ Rod F. Dammeyer                 Director                                  May 19, 1998
---------------------------
Rod F. Dammeyer


                                      II-4


/s/ Herbert M. Gardner
---------------------------
Herbert M. Gardner                  Director                                  May 18, 1998


/s/ George S. Wiedemann
---------------------------         Director                                  May 19, 1998
George S. Wiedemann



---------------------------         Director                                  May   , 1998
Lester Wunderman



                                      II-5

